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                                                                   Exhibit 10.25


                                                               August [  ], 2000

Mr. Craig Kussman
Executive Vice President and Chief Financial Officer
Synavant Inc.

Dear Mr. Kussman

At the Distribution Date (as defined the Synavant Inc. Form 10), IMS Health Incorporated ("IMS") shall provide for the benefit of Permail Pty. Limited ("Permail") credit support for a letter of credit issued by a bank for up to A$4 million in favor of the Australian post office ("Postage Guarantee"). To the extent IMS pays out any amounts with respect to such Postage Guarantee, Synavant Inc. shall reimburse IMS in the United States the US dollar equivalent of such amounts within five business days of demand therefor accompanied by proof of payment. This Postage Guarantee shall terminate upon the earlier of (a) one year from the Distribution Date or (b) the transfer by Synavant of any portion of its interest in Permail.

James C. Malone
Chief Financial Officer
IMS Health Incorporated

Agreed and Accepted:

Craig Kussman
Executive Vice President and Chief Financial Officer
Synavant, Inc.

Cc:      Pricewaterhousecoopers
         Vickie Fash
         Wayne Yetter